EXHIBIT 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES TO THIS AGREEMENT.
THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.
THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS ARE SUBJECT IN THEIR ENTIRETY TO THE NEGOTIATION AND COMPLETION OF DEFINITIVE DOCUMENTS AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.
RESTRUCTURING SUPPORT AGREEMENT
This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached to this agreement in accordance with Section 14.02, this “Agreement”) is made and entered into as of March 10, 2020, by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, collectively, the “Parties”):1
(i)
(a) Foresight Energy GP LLC, (b) Foresight Energy LP (“FELP”), a limited partnership incorporated under the Laws of the state of Delaware, and (c) each of FELP’s affiliates listed on Exhibit A to this Agreement that has executed and delivered a counterpart signature page to this Agreement to counsel to the Consenting Stakeholders (collectively, the “Company Parties”);

(ii)
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold First Lien Facility Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

Agreement to counsel to the Company Parties (collectively, the “Consenting First Lien Lenders”); and

(iii)
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Second Lien Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (collectively, the “Consenting Second Lien Noteholders” and, together with the Consenting First Lien Lenders, the “Consenting Stakeholders”).

RECITALS
WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in: (a) this Agreement; and (b) the term sheet setting forth the terms of the restructuring transactions, attached as Exhibit B to this Agreement (the “Term Sheet” and, such transactions as described in this Agreement and the Term Sheet, the “Restructuring Transactions”);
WHEREAS, the Company Parties will implement the Restructuring Transactions in connection with voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”); and
WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Term Sheet;
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, each Party, intending to be legally bound by this Agreement, agrees as follows:
AGREEMENT
Section 1.            Definitions and Interpretation.
1.01.       Definitions.  The following terms shall have the following definitions:
“Ad Hoc Crossover Group” means the ad hoc group comprising certain holders of Company Claims/Interests represented by Milbank LLP and Perella Weinberg Partners LP and listed on the signature pages to this Agreement.
“Ad Hoc First Lien Group” means the ad hoc group comprising certain holders of Company Claims/Interests represented by Akin Gump Strauss Hauer & Feld LLP, Thompson Coburn LLP, and Lazard Frères & Co. LLC and listed on the signature pages attached to this Agreement.
“Agreement” has the meaning set forth in the preamble hereto and, for the avoidance of doubt, includes all the exhibits and schedules attached hereto in accordance with Section 14.02 (including the Term Sheet).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.
“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.
“Alternative Restructuring Proposal” means any proposal, offer, bid or term sheet with respect to any dissolution, winding up, liquidation, reorganization, recapitalization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of all or substantially all assets, financing (debt or equity), restructuring (in each case, of all or substantially all of one or more Company Parties, its assets, or its capital structure), or repurchase, refinancing, extension or repayment of a material portion of the funded debt of one or more of the Company Parties (in each case, outside of the ordinary course of business) other than in accordance with or in furtherance of the Restructuring Transactions.
“Backstop Commitment Agreement” means that certain backstop commitment agreement to be entered by and among the Company Parties and the Exit Backstop Parties relating to the terms and conditions under which the Exit Backstop Parties will agree to commit to backstop the First Lien Exit Term Facility, which agreement shall be in form and substance acceptable to the Company Parties and the Required Exit Backstop Parties.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532.
“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri presiding over the Chapter 11 Cases.
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.
“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.
“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.
“Common LP Units” means the common units representing FELP’s limited partnership interests.
“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the First Lien Claims, the Second Lien Claims, the Common LP Units, the Subordinated LP Units, and the IDRs.
“Company Parties” has the meaning set forth in the recitals to this Agreement.
“Conflicts Committee” means that certain conflicts committee of the board of directors of Foresight Energy GP, which has been delegated the power and authority to, among other things, review and evaluate any and all matters involving any potential financial or corporate restructuring of the Company Parties, all material plans and proposals related thereto, and the terms and conditions of each of the foregoing.
“Confirmation Order” means the confirmation order with respect to the Plan.
“Consenting First Lien Lenders” has the meaning set forth in the preamble to this Agreement.
“Consenting Second Lien Noteholders” has the meaning set forth in the preamble to this Agreement.
“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.
“Constitutional Documents” means certificates of formation, limited liability company agreements, partnership agreements, certificates of incorporation, bylaws or any similar entity organizational or constitutive document, as applicable.
“Definitive Documents” means the documents set forth in Section 3.01.
“Designated Defaults” means the Default or Event of Default arising directly from the failure of the Borrowers (as defined in the First Lien Credit Agreement) to make the interest payment that the First Lien Credit Agreement requires to be paid on February 28, 2020.
“DIP Backstop Parties” means those Entities set forth on Exhibit A to the Term Sheet, together with their affiliates, and any affiliated investment funds, investment vehicles or Entity that is managed, advised or sub-advised by such Entity or such affiliate.
“DIP Claim” means any Claim under the DIP Credit Agreement and the other DIP Documents.
“DIP Credit Agreement” means the credit agreement with respect to the DIP Facility.
“DIP Facility Documents” means the documents governing the DIP Facility, including any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith, and the DIP Orders.
“DIP Facility” has the meaning set forth in the Term Sheet.
“DIP Orders” means the orders of the Bankruptcy Court entered in the Chapter 11 Cases (whether interim or final) approving the DIP Facility and authorizing the use of cash collateral, including the Interim DIP Order and Final DIP Order.
“Disclosure Statement” means the disclosure statement with respect to the Plan.
“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, (i) any equity security (as such term is defined in Bankruptcy Code section 101(16)), (ii) any other instrument evidencing an ownership or voting interest, whether or not transferable, (iii) any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest, (iv) the IDRs, and (v) any and all Claims that are otherwise determined by the Bankruptcy Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest.
“Excluded Contract/Lease Defaults” means any default or breach of any of the Material Contracts/Leases by the Company Parties existing as of the date of this Agreement or arising out of, or in connection with, the solicitation of the Chapter 11 Cases by the Company.
“Exit Backstop Parties” means those Entities set forth on Exhibit B to the Term Sheet, together with their affiliates, and any affiliated investment funds, investment vehicles or Entity that is managed, advised or sub-advised by such Entity or such affiliate.
“FELP” has the meaning set forth in the Preamble to this Agreement.
“First Lien Claim” means any Claim against any Company Party on account of the First Lien Credit Facility.
“First Lien Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of March 28, 2017, by and among (i) Foresight Energy LLC, as the borrower, (ii) FELP and certain subsidiaries of Foresight Energy LLC, as guarantors, (iii) The Huntington National Bank, as Facilities Administrative Agent, (iv) Lord Securities Corporation, as Term Administrative Agent, (v) the other Lenders party thereto, (vi) Goldman Sachs Lending Partners LLC, The Huntington National Bank, Deutsche Bank Securities Inc., and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, and (vii) Goldman Sachs Lending Partners LLC, as Syndication Agent, as such agreement may be amended, supplemented, or otherwise modified from time to time.
“First Lien Credit Facility” means the senior secured first-priority credit facility provided pursuant to the First Lien Credit Agreement.
“First Lien Exit Term Facility” means the new first lien term loan financing facility, the terms and conditions of which shall be consistent with the terms and conditions set forth in the Backstop Commitment Agreement.
“First Lien Exit Term Facility Documents” means the documents governing the First Lien Exit Term Facility, including any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith.
“First Lien Facilities Administrative Agent” means the “Facilities Administrative Agent,” as defined in the First Lien Credit Agreement.
“First Lien Lender” means a holder of a First Lien Claim.

“Final DIP Order” means an order entered in the Chapter 11 Cases authorizing debtor in possession financing and/or the use of cash collateral on a final basis.
“First Day Pleadings” means the first-day pleadings that the Company Parties file upon the commencement of the Chapter 11 Cases.
“General Unsecured Claim” means any general unsecured claim against any Company Party as set forth in the Term Sheet.
 “IDR” means those certain incentive distribution rights representing the right to receive an increasing percentage of quarterly distributions from FELP’s operating surplus after the achievement of certain minimum-quarterly-distribution and target-distribution levels.
“Interim DIP Order” means an order entered in the Chapter 11 Cases authorizing debtor in possession financing and/or the use of cash collateral on an interim basis.
“Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit C.
“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).
“Lender” has the meaning set forth in the Credit Agreement.
“Management Incentive Plan” means the management incentive plan that Reorganized FELP will adopt, reserving up to 10% of the New Common Equity, with the initial grant being determined by the date of the hearing to approve the Disclosure Statement by the Required First Lien Lenders in consultation with (i) a compensation consultant reasonably acceptable to the Required First Lien Lenders and (ii) the Chief Executive Officer of the Company Parties, with subsequent grants to be determined by the board of directors, board of managers, or similar governing body of Reorganized FELP.
“Material Contracts/Leases” means the contracts and/or leases to which the Company Parties are party and listed on Exhibit C hereto.  For the avoidance of doubt, the Material Contracts/Leases shall include the Renegotiated Contracts/Leases.
“Milestones” means the milestones set forth in Section 4.
“Murray Energy” means Murray Energy Corporation and its direct and indirect wholly-owned subsidiaries, other than the Company Parties.
“New Common Equity” means the new equity issued by Reorganized FELP.
“New Governance Documents” means the Constitutional Documents for Reorganized FELP, and each of the other Company Parties, including articles of incorporation, bylaws,

stockholders’ agreement, and the identity of proposed members of Reorganized FELP’s board of directors, board of managers, or similar governing body.
“Parties” has the meaning set forth in the preamble to this Agreement.
“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 9.01.
“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.
“Plan” means the plan of reorganization with respect to the Restructuring Transactions.
“Plan Effective Date” means the date upon which (a) no stay of the Confirmation Order is in effect and the order is a final order not subject to an ongoing appeal and the time to appeal has expired, (b) all conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, (c) the transactions to occur on the Plan Effective Date pursuant to the Plan become effective or are consummated, and (d) the substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan occurs.
“Plan Supplement(s)” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company Parties with the Bankruptcy Court.
“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
“Releases” has the meaning set forth in the Term Sheet.
“Reorganized FELP” means FELP, or, if applicable, the successor Entity of FELP, immediately subsequent to the effectiveness of the Plan.
“Renegotiated Contracts/Leases” means the renegotiated contracts and leases set forth in the Term Sheet.
“Required Exit Backstop Parties” means the Exit Backstop Parties providing more than 60% of the commitments to backstop the Syndication Amount (as defined in the Term Sheet).
“Required First Lien Lenders” means Consenting First Lien Lenders holding over 60% of the aggregate outstanding principal amount of First Lien Facility Claims held by all Consenting First Lien Lenders.

“Required Second Lien Noteholders” means, as of the relevant date, Consenting Second Lien Noteholders holding over 50% of the aggregate outstanding principal amount of the Second Lien Notes Claims that are held by all Consenting Second Lien Noteholders.
 “Restructuring Transactions” has the meaning set forth in the preamble to this Agreement.
“Rules” means Rule 501(a)(1), (2), (3), and (7) of Regulation D under the Securities Act.
“Second Lien Claim” means any Claim against any Company Party on account of the Second Lien Notes, including any guarantee of the Second Lien Notes pursuant to the Second Lien Indenture, all Obligations (as defined in the Second Lien Indenture) arising under the Second Lien Indenture and any costs that are reimbursable by any Company Party pursuant to the Second Lien Indenture.
“Second Lien Indenture” means the Indenture, dated March 28, 2017, by and among Foresight Energy LLC and Foresight Energy Finance Corporation, as the Issuers, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee, pursuant to which the Second Lien Notes were issued, as such indenture may be amended, supplemented, or otherwise modified from time to time.
“Second Lien Notes” means the 11.50% Second Lien Senior Secured Notes due 2023 issued by Foresight Energy LLC and Foresight Energy Finance Corporation pursuant to the Indenture.
“Second Lien Noteholder” means a holder of a Second Lien Claim.
“Securities Act” means the Securities Act of 1933, as amended.
“Solicitation Materials” means all solicitation materials in respect of the Plan, including the Disclosure Statement and related ballots.
“Subordinated LP Units” means the subordinated units representing FELP’s limited partnership interests, which are not entitled to receive a distribution from FELP’s operating surplus until the holders of Common LP Units have received a certain minimum quarterly distribution from FELP’s operating surplus.
“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, or 12.03.
“Term Sheet” has the meaning set forth in the preamble to this Agreement.
“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions); provided, however, that any pledge in favor of (i) a bank or broker dealer at which a Consenting Stakeholder maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally or (ii) any lender, agent or trustee to secure obligations generally under debt issued by the applicable fund or account, in each case shall not be deemed a “Transfer” for any purposes hereunder.
“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached to this Agreement as Exhibit D.
“Valuation Analysis” has the meaning set forth in the Term Sheet.
1.02.       Interpretation.  For purposes of this Agreement, in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(b)          capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)         unless otherwise specified, any reference in this Agreement to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)         unless otherwise specified, any reference in this Agreement to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; notwithstanding the foregoing, any capitalized terms in this Agreement that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date of this Agreement;
(e)          unless otherwise specified, all references in this Agreement to “Sections” are references to Sections of this Agreement;
(f)           captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(g)          references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;
(h)          the use of “include” or “including” is without limitation, whether stated or not;
(i)           the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;
(j)           the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 14.09 other than counsel to the Company Parties; and

(k)         Rule 9006(a) of the Federal Rules of Bankruptcy Procedure applies in computing any period of time prescribed or allowed herein only to the extent such period of time governs a Milestone pertaining to the entry of an order by the Bankruptcy Court in the Chapter 11 Cases.
Section 2.            Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:
(a)          each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;
(b)          holders of at least two thirds (2/3) of the aggregate outstanding principal amount of the First Lien Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;
(c)          holders of at least two thirds (2/3) of the aggregate outstanding principal amount of the Second Lien Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;
(d)         counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 14.09 (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred; and
(e)         the Company Parties shall have paid, or caused to be paid, all undisputed, reasonable, and documented fees, out of pocket expenses, and unpaid professional retainer amounts of the professionals identified in Section 7.03, subject to any applicable terms in their respective engagement letters prior to the Agreement Effective Date.
Section 3.             Definitive Documents.
3.01.      The “Definitive Documents” governing the Restructuring Transactions shall consist of the following:  (A) this Agreement, including the Term Sheet; (B) the Plan, Disclosure Statement and their exhibits; (C) the Confirmation Order; (D) the DIP Documents, and any documents relating to the syndication of the DIP Facility; (E) the Solicitation Materials; (F) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (G) the First Day Pleadings and all orders sought pursuant thereto; and (H) the Plan Supplement(s) (including the New Governance Documents, the First Lien Exit Term Facility Documents and any documents relating to the syndication of the First Lien Exit Term Facility, the Backstop Commitment Agreement, and the Management Incentive Plan).
3.02.      The Definitive Documents not executed or in a form attached to this Agreement as of the Agreement Effective Date remain subject to negotiation and completion pursuant to the terms of this Agreement.  Upon completion, the Definitive Documents shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement (including the Term Sheet), as it may be modified, amended, or supplemented in accordance with Section 12.05, and otherwise be in form and substance acceptable to the Company Parties and the Required First Lien Lenders; provided, that (A) the Plan, (B) the Confirmation Order, (C) the DIP

Documents and (D) the First Lien Exit Term Facility Documents, in each case solely to the extent of a direct economic treatment of Second Lien Claims, shall also be in form and substance reasonably acceptable to the Required Second Lien Lenders.
Section 4.             Milestones.  The following Milestones shall apply to this Agreement unless extended or waived in writing by the Company Parties and the Required First Lien Lenders:
(a)          the Petition Date shall occur by March 10, 2020;
(b)          no later than the Petition Date, the Company Parties shall have filed the First Day Pleadings with the Bankruptcy Court;
(c)          no later than five (5) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;
(d)         no later than thirty-five (35) calendar days after the Petition Date, (i) the Bankruptcy Court shall have entered the Final DIP Order, and (ii) the Company Parties shall have filed the Plan and the Disclosure Statement (which shall include the Valuation Analysis, which shall be acceptable to the Required First Lien Lenders in their sole and absolute discretion) with the Bankruptcy Court;
(e)          no later than fifty (50) calendar days after the Petition Date, the Company Parties shall have entered into each of Renegotiated Contracts/Leases in form and substance acceptable to the Company Parties and the Required First Lien Lenders;
(f)          no later than seventy (70) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement in form and substance reasonably acceptable to the Company Parties and the Required First Lien Lenders and, solely with respect to the economic treatment provided on account of the Second Lien Claims, reasonably acceptable to the Required Second Lien Lenders;
(g)          no later than one hundred fifteen (115) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Company Parties and the Required First Lien Lenders and, solely with respect to the economic treatment provided on account of the Second Lien Claims, reasonably acceptable to the Required Second Lien Lenders; and
(h)          no later than one hundred thirty (130) calendar days after the Petition Date, the Plan Effective Date shall have occurred.
Section 5.             Commitments of the Consenting Stakeholders.
5.01.       Affirmative Commitments.  During the Agreement Effective Period, each Consenting Stakeholder severally, and not jointly, agrees in respect of all of its Company Claims/Interests, to:
(a)          support the Restructuring Transactions within the timeframes outlined herein and in the Definitive Documents;

(b)          use commercially reasonable efforts (i) to cooperate with and, subject to applicable Laws, assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders, and (ii) to facilitate the solicitation, confirmation and consummation of the Restructuring Transactions;
(c)          negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party; and
(d)          consent to, and not make an election to opt out of, the Releases.
5.02.      Chapter 11 Voting.  In addition to the obligations set forth in Section 5.01, during the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms, severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Stakeholder of the Solicitation Materials:
(a)        vote each of its Company Claims/Interests entitled to vote on the Plan to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;
(b)         to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and
(c)          not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (a) and (b) above.
5.03.       DIP Backstop Commitments.
(a)          In addition to the obligations set forth in Sections 5.01 and 5.02, subject to the terms and conditions set forth in this Agreement and the Term Sheet, during the Agreement Effective Period, each of the DIP Backstop Parties hereby agree, on a several and not joint basis, to backstop the New Money DIP Commitments (as defined in the Term Sheet) in the amounts set forth above such DIP Backstop Party’s name on Exhibit A to the Term Sheet; provided that
(i)	no failure of any DIP Backstop Party to comply with any of its backstop obligations hereunder shall prejudice the rights of any other DIP Backstop Party; and
(ii)
no DIP Backstop Party shall be required to fund the commitment of another DIP Backstop Party in the event such other DIP Backstop Party fails to do so (the “Breaching Party”), but may at its option do so, in whole or in part, in which case such performing DIP Backstop Party shall be entitled to all or a proportionate share, as the case may be, of the DIP Facility and related fees and put option premiums that would otherwise be issued to the Breaching Party.

(b)          Subject to the terms and conditions set forth in this Agreement, the DIP Documents and any documents relating to the syndication of the DIP Facility, (i) each of the DIP Backstop Parties agrees to fund the Initial Term Loans (as defined in DIP Credit Agreement) on the Closing Date (as defined in the DIP Credit Agreement) subject to satisfaction of the conditions set forth in the DIP Credit Agreement and (ii) thereafter, any remaining portion of the DIP Backstop Parties’ New Money DIP Commitments shall be reduced pro rata in an aggregate amount equal to any commitment allocated on or prior to the Syndication Date (as defined in the DIP Credit Agreement) to the other Consenting First Lien Lenders and Consenting Second Lien Noteholders that choose to participate in the DIP Facility.
5.04.      First Lien Exit Term Loan Facility.  In addition to the obligations set forth in Sections 5.01, 5.02, and 5.03 during the Agreement Effective Period, the Company Parties and the Exit Backstop Parties shall enter into the Backstop Commitment Agreement, in form and substance acceptable to the Company Parties and the Required Exit Backstop Parties, prior to the hearing to approve the Disclosure Statement, pursuant to which the Exit Backstop Parties commits (on a several, but not joint, basis) to provide the First Lien Exit Facility on the terms and in the amounts set forth in the Backstop Commitment Agreement.
5.05.       Negative Covenants.  During the Agreement Effective Period, each Consenting Stakeholder severally, and not jointly, agrees in respect of all of its Company Claims/Interests that it shall not, directly or indirectly, and shall not direct any other person to:
(a)          object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;
(b)          propose, file, support, or vote for any Alternative Restructuring Proposal;
(c)          file any motion, pleading, or other document with the Bankruptcy Court or any other court that, in whole or in part, is inconsistent with this Agreement or the Term Sheet;
(d)          exercise any right or remedy for the enforcement, collection, or recovery of any of the Company Claims/Interests against the Company Parties, including rights or remedies arising from or asserting or bringing any claims under or with respect to the First Lien Claims or Second Lien Claims (as applicable), other than as otherwise permitted under this Agreement;
(e)         object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; or
(f)          object to, delay, impede, or take any other action to interfere with, any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.
Section 6.           Additional Provisions Regarding the Consenting Stakeholders’ Commitments.  Nothing in this Agreement shall:  (a) impair or waive the rights of any Consenting Stakeholder to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising under the Chapter 11 Cases so long as the exercise of any such right is not in violation of or inconsistent with this Agreement, the Term Sheet, or such Consenting Stakeholder’s obligations hereunder or thereunder, or (b) prevent any Consenting Stakeholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 7.            Commitments of the Company Parties.
7.01.       Affirmative Commitments.  Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to:
(a)          support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;
(b)          to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement, support and take all steps reasonably necessary and desirable to address any such impediment;
(c)          use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;
(d)        negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other agreements required to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;
(e)          use commercially reasonable efforts to provide draft copies of all Definitive Documents and any other material motions or applications or other material documents to be filed in the Chapter 11 Cases to counsel to the Consenting Stakeholders, if reasonably practicable at least two (2) business days in advance of when the Company Parties intend to file such documents, and, without limiting any approval rights set forth in this Agreement, consult in good faith with counsel to the Consenting Stakeholders regarding the form and substance of any such proposed filing;
(f)          timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;
(g)          timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;
(h)          not engage in any material merger, consolidation, disposition, acquisition, investment, dividend, sale-leaseback, or similar transaction outside the ordinary course without the consent of the Required First Lien Lenders, except as provided in the Definitive Documents; and
(i)           subject to the terms of the DIP Orders or other order of the Bankruptcy Court, timely pay the reasonable and documented fees and expenses of the Consenting Stakeholders pursuant to Section 7.03 hereof arising prior to and after the Petition Date, consistent with all governing engagement agreements.
7.02.       Negative Commitments.  Except as set forth in Section 8, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:
(a)          object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;
(b)         take any action that is inconsistent with, or is intended to frustrate or impede approval, implementation and consummation of, the Restructuring Transactions described in this Agreement or the Term Sheet;
(c)          modify the Plan, in whole or in part, in a manner that is inconsistent with this Agreement or the Term Sheet; or
(d)          file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not consistent with this Agreement or the Term Sheet unless such motion, pleading or Definitive Document is otherwise reasonably acceptable to Required First Lien Lenders.
7.03.      Fees and Expenses. Subject to the terms of the DIP Orders or other order of the Bankruptcy Court, the Company Parties shall pay or cause to be paid the reasonable and documented fees and out-of-pocket expenses when due of (i) Akin Gump Strauss Hauer & Feld LLP and Thompson Coburn LLP, as counsel to the Ad Hoc First Lien Group, (ii) Milbank LLP and Bryan Cave Leighton Paisner LLP, as counsel to the Ad Hoc Crossover Group, (iii) Lazard Frères & Co. LLC, as financial advisor to the Ad Hoc First Lien Group, and (iv) Perella Weinberg Partners, as financial advisor to the Ad Hoc Crossover Group.
Section 8.             Additional Provisions Regarding Company Parties’ Commitments.
8.01.     Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party (including the Conflicts Committee) to take any action or to refrain from taking any action to the extent such Company Party, board of directors, board of managers, or similar governing body (including the Conflicts Committee) believes in good faith, after consulting with counsel, that the taking or failing to take such action would be inconsistent with applicable Law or with its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided, that each Consenting Stakeholder reserves its rights to challenge any exercise by any Company Party of its respective fiduciary duties.
8.02.      Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01, each Company Party (including the Conflicts Committee) and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals or other transactions; provided, that the Company Parties shall not seek or solicit any Alternative Restructuring Proposal; (b) provide confidential information concerning any Company Party to any party entering into confidentiality or non-disclosure agreements; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals or other transactions; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of, Alternative Restructuring Proposals or other transactions in good faith and consistent with applicable fiduciary obligations; and (e) enter into or continue discussions or negotiations with holders of Company Claims/Interests, any other party in interest in the Chapter 11 Cases, or any other party regarding the Restructuring Transactions, any Alternative Restructuring Proposals, or any other transaction; provided, that the Company Parties shall provide copies of any such Alternative Restructuring Proposal to the financial and legal advisors of the Ad Hoc First Lien Group and Ad Hoc Crossover Group no later than two (2) business days following receipt thereof by the Company Parties or their advisors.
8.03.       Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party or, on behalf of any Company Party, the Conflicts Committee to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party or, on behalf of any Company Party, the Conflicts Committee from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 9.             Transfer of Interests and Securities.
9.01.      During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:
(a)          either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder (including through a broker-dealer intermediary) or an affiliate thereof and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties by the close of business on the second Business Day following such Transfer, in which case, such Company Claims/Interests shall automatically be deemed to be subject to the terms of this Agreement and any vote in favor of the Plan by such Consenting Stakeholder shall be binding upon the transferee; and
(b)         such Transfer shall not in the reasonable business judgment of the Company Parties and their legal and tax advisors, adversely affect the Company Parties’ ability to obtain any regulatory consents or approval necessary to effectuate the Restructuring Transactions.
9.02.      Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests.  With respect to the Company Claims/Interests held by a transferee upon consummation of the Transfer of such Company Claims/Interests, such transferee hereby makes the applicable representations and warranties set forth in Section 10 and Section 11. Any Transfer in violation of Section 9.01 shall be void ab initio.
9.03.      This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests. Notwithstanding the foregoing, (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within three (3) Business Days of such acquisition; provided, that any failure of such Consenting Stakeholder to provide notice of such acquisition shall not be deemed a material breach of such Consenting Stakeholder’s obligations hereunder.
9.04.       Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests; provided, however, that (a) such Qualified Marketmaker must Transfer such right, title, or interest by within five (5) Business Days following its receipt thereof to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; and (b) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Claims is to a transferee that is or becomes a Supporting Creditor at the time of such transfer.  To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title, or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee.
9.05.       The Company Parties understand that the Consenting Stakeholders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Stakeholder that principally manage and/or supervise the Consenting Stakeholder’s investment in the Company Parties, and shall not apply to any other trading desk or business group of the Consenting Stakeholder so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder or in connection with such Consenting Stakeholder’s investment in the Company Parties.
9.06.        Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

Section 10.          Representations and Warranties of Consenting Stakeholders.  Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement:
(a)       it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, advisor, or sub-advisor for beneficial holders of the Company Claims/Interests reflected in, and having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9);
(b)          it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;
(c)         such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; and
(d)          it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law.
Section 11.          Mutual Representations, Warranties, and Covenants.  Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement and as of immediately prior to the Agreement Effective Date:
(a)          it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)         except (i) as expressly provided in this Agreement, the Plan, and the Bankruptcy Code or (ii) as may be necessary and/or required by the United States Securities and Exchange Commission or other securities regulatory authorities under applicable securities laws, no material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body is required in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;
(c)        the entry into, and performance by it of, this Agreement and the Restructuring Transactions contemplated by this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other Constitutional Documents; and

(d)         except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement.
Section 12.          Termination Events.
12.01.    Consenting Stakeholder Termination Events. This Agreement may be terminated (y) with respect to the Consenting First Lien Lenders by the Required First Lien Lenders and (z) with respect to the Consenting Second Lien Noteholders by the Required Second Lien Noteholders, in each case by the delivery to the other Parties of a written termination notice in accordance with Section 14.09 upon the occurrence of the following events:
(a)         the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that is (i) adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for three (3) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.09 detailing any such breach;
(b)          the breach in any material respect by Consenting First Lien Lenders holding an amount of First Lien Facility Claims that (i) either would (A) result in non-breaching Consenting First Lien Lenders failing to hold at least two thirds (2/3) of the aggregate outstanding principal amount of First Lien Facility Claims or (B) reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured (to the extent curable) for three (3) Business Days after the Consenting Stakeholders seeking termination pursuant to this Section 12.01(b) transmit a written notice in accordance with Section 14.09 detailing any such breach; provided, however, any breaching Consenting First Lien Lender or breaching Consenting Second Lien Noteholder cannot use this Section 12.01(b) to terminate the Agreement;
(c)          the breach by the Company Parties under the Backstop Commitment Agreement giving the Exit Backstop Parties the right to terminate their obligations thereunder;
(d)         the breach in any material respect by Consenting Second Lien Noteholders holding an amount of Second Lien Notes Claims that (i) either would (A) result in non-breaching Consenting Second Lien Noteholders failing to hold at least two thirds (2/3) of the aggregate outstanding principal amount of Second Lien Notes Claims or (B) reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured (to the extent curable) for three (3) Business Days after the Consenting Stakeholders seeking termination pursuant to this Section 12.01(d) transmit a written notice in accordance with Section 14.09 detailing any such breach; provided, however, any breaching Consenting Second Lien Noteholder or breaching Consenting First Lien Lender cannot use this Section 12.01(d) to terminate the Agreement;
(e)         any Company Party enters into a definitive agreement, amendment, restatement or modification of any Material Contracts/Leases or any other contracts, agreements or relationships with any affiliate (including, without limitation, Murray Energy) without the consent of the Required First Lien Lenders;

(f)          (i) any Company Party shall have breached or be in default with respect to any of the Material Contracts/Leases other than the Excluded Contract/Lease Defaults, and (ii) such breach remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.09 detailing any such breach;
(g)          the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of or materially alter the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.09 detailing any such issuance; provided, however, a Consenting Stakeholder cannot use this Section 12.01(g) to terminate the Agreement if it sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(h)         the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required First Lien Lenders) (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code; (ii) dismissing any of the Chapter 11 Cases of the Company Parties; or (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party;
(i)           the Company Parties lose the exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to Bankruptcy Code section 1121;
(j)           the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Bankruptcy Code section 362 authorizing any party to proceed with regard to any material asset of the Company Parties that, to the extent such relief were granted, would have a material adverse effect on the Restructuring Transactions;
(k)        any Event of Default under the DIP Facility Documents or the DIP Orders, as applicable, that has not been cured (if susceptible to cure) or waived by the applicable percentage of DIP Lenders, as applicable, in accordance with the terms of the DIP Facility Documents and DIP Orders, as applicable;
(l)        the failure to meet a Milestone (unless such Milestone has been waived or extended in a manner consistent with this Agreement); provided, however, a Consenting Stakeholder cannot use this Section 12.01(l) to terminate the Agreement if such breach is the result of any act, omission, or delay on the part of the Consenting Stakeholder in violation of its obligations under this Agreement;
(m)        any Company Party withdraws the Plan or amends any of the Definitive Documents without the prior consent of the Required First Lien Lenders and, solely with respect to economic treatment of the Second Lien Note Claims, the Required Second Lien Noteholders, which remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.09 detailing any such breach;

(n)          any Company Party files or executes a Definitive Document, or amends or modifies a Definitive Document without the prior consent of the Required First Lien Lenders;
(o)          any Company Party announces an intention to or enters into a definitive agreement with respect to an Alternative Restructuring Proposal;
(p)          the failure of the Company Parties to pay the fees and expenses set forth in Section 7.03 of this Agreement, the DIP Orders, or other order of the Bankruptcy Court, as applicable; or
(q)          the Company Parties file a Valuation Analysis that is not acceptable to the Required First Lien Lenders in their sole and absolute discretion.
12.02.    Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.09 of this Agreement upon the occurrence of any of the following events:
(a)          the breach in any material respect by Consenting First Lien Lenders holding an amount of First Lien Claims that (i) either would (A) would result in non-breaching Consenting First Lien Lenders failing to hold at least two thirds (2/3) of the aggregate outstanding principal amount of First Lien Claims or (B) reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured (to the extent curable) for five (5) Business Days after the terminating Company Parties transmit a written notice in accordance with Section 14.09 detailing any such breach;
(b)         the breach in any material respect by Consenting Second Lien Noteholders holding an amount of Second Lien Claims that (i) either would (A) result in non-breaching Consenting Second Lien Noteholders failing to hold at least two thirds (2/3) of the aggregate outstanding principal amount of Second Lien Claims or (B) reasonably be expected to prevent the consummation of the Restructuring, and (ii) remains uncured (to the extent curable) for five (5) Business Days after the terminating Company Parties transmit a written notice in accordance with Section 14.09 detailing any such breach; provided that termination of this Agreement pursuant to this Section 12.02(b) shall only be with respect to such breaching Party or Parties;
(c)          a breach by the Exit Backstop Parties under the Backstop Commitment Agreement giving the Company Parties the right to terminate its obligations thereunder;
(d)          the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;
(e)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 14.09 detailing any such issuance; provided, however, a Company Party cannot use this Section 12.02(e) to terminate the Agreement if it sought or requested such ruling or order in contravention of any obligation set out in this Agreement; or
(f)           the Bankruptcy Court enters an order denying confirmation of the Plan.
12.03.    Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required First Lien Lenders; and (b) each Company Party.
12.04.     Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice on the Plan Effective Date.
12.05.     Effect of Termination.
(a)         After the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise. Notwithstanding the foregoing, any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.
(b)         Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair, or restrict (i) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (ii) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder.
(c)         Notwithstanding any provision to the contrary in this Section 12, no Party may exercise any of its respective termination rights as set forth herein if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of the applicable Consenting Stakeholder Termination Event or Company Termination Event giving rise to such termination right.  Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.05(b).
Section 13.           Amendments and Waivers.
(a)          This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.
(b)         This Agreement may be modified, amended, or supplemented in a writing signed by the Company Parties and the Required First Lien Lenders; provided, however, any modification, amendment, or supplement to this Agreement that materially adversely affects the Second Lien Noteholders in their capacity as holders of Second Lien Notes Claims must be acceptable to the Required Second Lien Noteholders.
(c)          Where a written consent, acceptance, approval, or waiver is expressly required or contemplated by this Agreement, including a written approval by the Company Parties, the Required First Lien Lenders, or the Required Second Lien Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
(d)          Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.
(e)         The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of, any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
Section 14.           Miscellaneous.
14.01.    Acknowledgement.  Notwithstanding any other provision of this Agreement, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.  The acceptance of the Plan by each of the Consenting Stakeholders will not be solicited until such Consenting Stakeholders have received the Solicitation Materials in accordance with applicable non-bankruptcy law.

14.02.     Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached to this Agreement is expressly incorporated and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules attached to this Agreement) and the exhibits, annexes, and schedules attached to this Agreement, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.
14.03.     Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to use their commercially reasonable efforts to execute and deliver such other instruments and perform such acts, in addition to the matters specified in this Agreement, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.
14.04.    Complete Agreement.  Except as otherwise explicitly provided in this Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any confidentiality or non-disclosure agreements between the Company Parties and a Consenting Stakeholder.  The Parties acknowledge and agree that they are not relying on any representations or warranties other than as set forth in this Agreement.
14.05.     GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  This Agreement (and any claims or cause of action arising under, out of or in connection with this Agreement, whether in contract, tort or statute) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of laws principles thereof.  Each of the Parties irrevocably and unconditionally agrees that, subject to the immediately following sentence of this Section 14.05, any legal action, suit or proceeding against it with respect to any matter arising under, out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought before any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Agreement, each of the Parties: (a) irrevocably submits itself to the nonexclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action, suit or proceeding and (c) waives any objection that such court is an inconvenient forum or does not have jurisdiction over such Party.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.  Each Party agrees that it shall bring any action or proceeding in respect of any claim arising under, out of or in connection with this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party.

14.06.    TRIAL BY JURY WAIVER.  Each Party irrevocably waives any right to trial by jury in any legal proceeding arising under, out of or in connection with this Agreement or the transactions contemplated hereby (whether in contract, tort or statute).
14.07.    Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
14.08.     Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation of this Agreement, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement.  The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.
14.09.    Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 9 hereof, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.
14.10.     Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)          if to a Company Party, to:
Foresight Energy LP
One Metropolitan Square
211 North Broadway, Suite 2600
St. Louis, MO 63102
Attention:	Cody Nett
E-Mail:	codynett@coalsource.com

with copies to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Paul M. Basta
Alice Belisle Eaton
E-Mail:	pbasta@paulweiss.com
aeaton@paulweiss.com

(b)          if to a Consenting First Lien Lender or a Consenting Second Lien Noteholder, to the address set forth in such Party’s signature page to this Agreement, with copies to:

Akin Gump Strauss Hauer & Feld LLP
1 Bryant Park
New York, NY 10036
Attention:	Ira Dizengoff
Brad Kahn
E-Mail:	idizengoff@akingump.com
bkahn@akingump.com
--and--

Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Tower
2001 K Street, N.W.
Washington, DC 20006-1037
Attention:	James Savin
E-Mail:	jsavin@akingump.com
bkahn@akingump.com
--and--
Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention:	Dennis F. Dunne
Parker Milender
E-Mail:	ddunne@milbank.com
pmilender@milbank.com
Any notice given by delivery, mail, or courier shall be effective when received.

14.11.     Independent Due Diligence and Decision Making.  Each Consenting Stakeholder confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.  Each Consenting Stakeholder acknowledges and agrees that it is not relying on any representations or warranties other than as set forth in this Agreement.
14.12.    Enforceability of Agreement.  Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.
14.13.     Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights and nothing herein shall constitute or be deemed to constitute such Party’s consent or approval of any chapter 11 plan of reorganization for the Debtors or any waiver of any rights such Party may have under any subordination agreement.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating to this Agreement shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.
14.14.     Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
14.15.     Several, Not Joint, Claims.  Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
14.16.    Non-Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall no longer be enforceable.
14.17.    Relationship Among Consenting Stakeholders.  None of the Consenting Stakeholders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, the Company Parties or their affiliates, or any of the Company Parties’ or their affiliates’ creditors or other stakeholders, including, without limitation, any holders of First Lien Claims, Second Lien Claims or other Company Claims/Interests, and, other than as expressly set forth in this Agreement, there are no commitments among or between the Consenting Stakeholders.  It is understood and agreed that any Consenting Stakeholder may trade in any debt or equity securities of the Company Parties without the consent of the Company Parties or any other Consenting Stakeholder, subject to applicable securities laws and this Agreement (including Section 9 of this Agreement).  No prior history, pattern or practice of sharing confidences among or between any of the Consenting Stakeholders and/or the Company Parties shall in any way affect or negate this understanding and agreement.
14.18.    Settlement Discussions.  This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties.  Nothing in this Agreement shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement, and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.
14.19.    Good Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent reasonably practicable) in respect of all matters concerning the implementation and consummation of the Restructuring.  Further, each of the Parties shall take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.
14.20.          Survival of Agreement.  Notwithstanding the termination of this Agreement pursuant to Section 12 hereof, the provisions of Sections 12.05 and 14 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.
 [Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
COMPANY PARTIES
ADENA RESOURCES, LLC
AKIN ENERGY LLC
AMERICAN CENTURY MINERAL LLC
AMERICAN CENTURY TRANSPORT LLC
COAL FIELD CONSTRUCTION COMPANY LLC
COAL FIELD REPAIR SERVICES LLC
FORESIGHT COAL SALES LLC
FORESIGHT ENERGY EMPLOYEE SERVICES CORPORATION
FORESIGHT ENERGY FINANCE CORPORATION
FORESIGHT ENERGY GP LLC
FORESIGHT ENERGY LABOR LLC
FORESIGHT ENERGY LLC
FORESIGHT ENERGY LP
FORESIGHT ENERGY SERVICES LLC
FORESIGHT RECEIVABLES LLC
HILLSBORO ENERGY LLC
HILLSBORO TRANSPORT LLC
LD LABOR COMPANY LLC
LOGAN MINING LLC
MACH MINING, LLC
MACOUPIN ENERGY LLC
MARYAN MINING LLC
M-CLASS MINING, LLC
OENEUS LLC
PATTON MINING LLC
SENECA REBUILD LLC
SITRAN LLC
SUGAR CAMP ENERGY, LLC
TANNER ENERGY LLC
VIKING MINING LLC
WILLIAMSON ENERGY, LLC

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	President and Chief Executive Officer

[Company Parties’ Signature Page to the FELP Restructuring Support Agreement]

MIDTOWN ACQUISITIONS L.P. By: Midtown Acquisitions GP LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Manager

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

M.H. DAVIDSON & CO. By: Davidson Kempner Capital Management LP, its investment manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

DAVIDSON KEMPNER PARTNERS By: Davidson Kempner Capital Management LP, its investment manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

DAVIDSON KEMPNER INSTITUTIONAL PARTNERS, L.P. By: Davidson Kempner Capital Management LP, its investment manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com
Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

DAVIDSON KEMPNER INTERNATIONAL, LTD. By: Davidson Kempner Capital Management LP, its investment manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com
Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES FUND LP By: Davidson Kempner Capital Management LP, its subadviser

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD. By: Davidson Kempner Capital Management LP, its subadviser

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

Address:

Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor
New York, NY 10022

E-mail address(es):

mfuller@dkp.com
sjonnagadla@dkp.com
ttroyer@dkp.com
Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Claims (Principal Amount)
Second Lien Claims (Principal Amount)
Subordinated LP Units
Common LP Units
IDRs

[Consenting Stakeholder Signature Page to the FELP Restructuring Support Agreement]

EXHIBIT A

Company Parties

ADENA RESOURCES, LLC
AKIN ENERGY LLC
AMERICAN CENTURY MINERAL LLC
AMERICAN CENTURY TRANSPORT LLC
COAL FIELD CONSTRUCTION COMPANY LLC
COAL FIELD REPAIR SERVICES LLC
FORESIGHT COAL SALES LLC
FORESIGHT ENERGY EMPLOYEE SERVICES CORPORATION
FORESIGHT ENERGY FINANCE CORPORATION
FORESIGHT ENERGY GP LLC
FORESIGHT ENERGY LABOR LLC
FORESIGHT ENERGY LLC
FORESIGHT ENERGY LP
FORESIGHT ENERGY SERVICES LLC
FORESIGHT RECEIVABLES LLC
HILLSBORO ENERGY LLC
HILLSBORO TRANSPORT LLC
LD LABOR COMPANY LLC
LOGAN MINING LLC
MACH MINING, LLC
MACOUPIN ENERGY LLC
MARYAN MINING LLC
M-CLASS MINING, LLC
OENEUS LLC
PATTON MINING LLC
SENECA REBUILD LLC
SITRAN LLC
SUGAR CAMP ENERGY, LLC
TANNER ENERGY LLC
VIKING MINING LLC
WILLIAMSON ENERGY, LLC

EXHIBIT B

Term Sheet

FORESIGHT ENERGY LP
RESTRUCTURING TERM SHEET
This term sheet (the “Term Sheet”) sets forth the principal terms of a restructuring (the “Restructuring”) and certain related transactions concerning the Company (as defined herein).  This Term Sheet is not legally binding, is not a complete list of all terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only.
Subject in all respects to the terms of the restructuring support agreement to which this Term Sheet is attached (the “Restructuring Support Agreement”),1 the Restructuring will be consummated through a plan of reorganization (the “Plan”) in chapter 11 cases (collectively, the “Chapter 11 Cases”) commenced under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”).
THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER TO SELL OR BUY, OR THE SOLICITATION OF AN OFFER TO SELL OR BUY ANY SECURITIES OR LOANS OR A SOLICITATION OR ACCEPTANCE OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE, IT BEING UNDERSTOOD THAT ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW.
Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of Definitive Documents (as defined herein) subject to the approval rights as set forth in the Restructuring Support Agreement.
This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions.  Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.  This Term Sheet and the information contained herein is strictly confidential and may not be shared with any person or entity without the prior written consent of the Company (as defined below) and the Required First Lien Lenders (as defined below); provided that this Term Sheet may be shared with each of the parties to the Restructuring Support Agreement, and each of their respective advisors, so long as such entities agree to keep this Term Sheet and the information contained herein strictly confidential and not share this Term Sheet or such information with any other party (other than their respective advisors).
The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring or related transactions.

[1]	Capitalized terms used but not defined in this Term Sheet have the meanings ascribed to such terms in the Restructuring Support Agreement.

The Parties
Company	Foresight Energy GP, LLC (“GP LLC”), Foresight Energy LP (“FELP”) and each of its direct and indirect subsidiaries (collectively, and together with FELP, the “Company” or the “Debtors”).
Ad Hoc First Lien Group
The ad hoc group comprising certain holders of the Company’s funded debt represented by Akin Gump Strauss Hauer & Feld LLP, Thompson Coburn LLP, and Lazard Frères & Co. LLC and listed on the signature pages attached to the Restructuring Support Agreement (the “Ad Hoc First Lien Group”).

Ad Hoc Crossover Group
The ad hoc group comprising certain holders of the Company’s funded debt represented by Milbank LLP and Perella Weinberg Partners LP and listed on the signature pages to the Restructuring Support Agreement (the “Ad Hoc Crossover Group” and, together with the Ad Hoc First Lien Group, the “Ad Hoc Groups”).

Consenting First Lien Lenders and Required First Lien Lenders
“Consenting First Lien Lenders” means the holders of First Lien Claims that are, or become, a party to the Restructuring Support Agreement.

“Required First Lien Lenders” means Consenting First Lien Lenders holding more than 60% in principal amount of the First Lien Claims held by the Consenting First Lien Lenders in the aggregate as of the time of such determination.

Consenting Second Lien Noteholders
“Consenting Second Lien Noteholders” means holders of Second Lien Claims that are, or become, a party to the Restructuring Support Agreement.

“Required Second Lien Noteholders” means Consenting Second Lien Noteholders holding more than 50% in principal amount of the Second Lien Claims held by the Consenting Second Lien Noteholders in the aggregate as of the time of such determination.

Reorganized Foresight / Reorganized Debtors
“Reorganized Foresight” means FELP (or any other holding company or ultimate parent entity) immediately after consummation of the Restructuring.

“Reorganized Debtors” means, collectively, Reorganized Foresight and each of the other Debtors immediately after consummation of the Restructuring.

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Funded Debt to Be Restructured
First Lien Claims
The obligations under the senior secured first-priority credit facility provided by the Credit and Guaranty Agreement, dated as of March 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Foresight Energy LLC, FELP, the guarantors party thereto, the lenders from time to time party thereto, The Huntington National Bank (the “Facilities Agent”), as facilities administrative agent, and Lord Securities Corporation (the “Term Agent”), as term administrative agent.

As of March 9, 2020, the aggregate principal amount of the outstanding Loans (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement total no less than $900 million, plus accrued and unpaid interest, premiums, fees and other Obligations (as defined in the First Lien Credit Agreement) due under the First Lien Credit Agreement (collectively, the “First Lien Claims”).

Second Lien Claims
The 11.50% Second Lien Senior Secured Notes due 2023 (the “Second Lien Notes”) issued under the Indenture, dated as of March 28, 2017 (as amended, supplemented or otherwise modified, the “Second Lien Indenture”) among Foresight Energy LLC and Foresight Energy Finance Corporation as issuers, the guarantors party thereto and Wilmington Trust, National Association as trustee.

As of March 9, 2020, obligations outstanding under the Second Lien Notes and the Second Lien Indenture total approximately $425 million, plus accrued and unpaid interest (the “Second Lien Claims”).

Restructuring Overview
Plan
The Company shall commence the Chapter 11 Cases and shall confirm and consummate a chapter 11 plan of reorganization (the “Plan”), which will be consistent with this Term Sheet and the Restructuring Support Agreement and otherwise acceptable to the Company, the Required First Lien Lenders and, solely with respect to the economic treatment provided on account of the Second Lien Claims, the Required Second Lien Lenders.  The Plan will provide for, among other things:

●      The reorganization of each of the Debtors;

●      The payment in full of the DIP Facility (as defined herein) as contemplated hereunder;

●      The Reorganized Debtors’ entry into a new First Lien Exit Term Facility (as defined herein);

●     The issuance by the Reorganized Debtors of New Common Equity (as defined herein) to holders of First Lien Claims and Second Lien Claims as described below and on Exhibit C, subject to dilution for the equity issued or deemed to be issued on the Plan Effective Date (a) in connection with the Management Incentive Plan, (b) in connection with the DIP Payments, and (c) in connection with the

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       Exit Equity Issuances (each as defined herein and, collectively, the “Equity Dilution”); and

●    The distribution of either (a) $[●] of cash (the “Accepting Unsecured Claims Cash Pool”) to holders of General Unsecured Claims if the class of General Unsecured Claims (as defined herein) votes to accept the Plan  or (b) $[●] of cash (the “Rejecting Unsecured Claims Cash Pool”) to holders of General Unsecured Claims if the class of General Unsecured Claims votes to reject the Plan.

DIP Facility
The Debtors will fund the Chapter 11 Cases with a combination of cash on hand and the proceeds of a debtor in possession credit facility (the “DIP Facility”) in an aggregate principal amount up to $175 million, consisting of:

(i)       a new money multi-draw term loan facility in an aggregate principal amount up to $100 million (the commitments thereunder, the “New Money DIP Commitments” and the loans advanced thereunder, the “New Money DIP Loans”), $55 million of which shall be made available upon entry of the Interim DIP Order, with the remaining $45 million (the “Delayed Draw Term Loans”) being made available upon entry of the Final DIP Order, all of which will be funded by certain members of the Ad Hoc Groups and other Consenting First Lien Lenders and Consenting Second Lien Noteholders that choose to participate in the DIP Facility (collectively, the “DIP Lenders”); and

(ii)     a term loan facility in an aggregate principal amount equal to $75 million (the “Roll-Up DIP Loans” and, together with the New Money DIP Loans, the “DIP Loans”), which shall (a) roll-up the First Lien Claims of the DIP Lenders (or one or more of its affiliates or any investment advisory client managed or advised by such DIP Lenders) into the DIP Facility on a pro rata basis based on each such DIP Lender’s New Money DIP Commitments, (b) be issued with the New Money DIP Loans under the DIP Facility as a single superpriority first lien pari passu tranche under the DIP Facility, and (c) be approved upon entry of the Final DIP Order.

The borrower under the DIP Facility will be Foresight Energy LLC.  FELP and each of the Debtors (including Hillsboro Energy LLC, Patton Mining LLC, and Foresight Receivables LLC) will provide unconditional guarantees of the DIP Facility on a joint and several basis.

The DIP Facility will be documented in a new credit agreement in form and substance satisfactory to the Company and the Required Backstop DIP Lenders (as defined herein) (the “DIP Credit Agreement”).  The administrative and collateral agent for the DIP Facility (the “DIP Agent”)

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will be selected by the Required Backstop DIP Lenders and may be one of the Backstop DIP Lenders (as defined herein) or an affiliate thereof.

The DIP Credit Agreement will contain the following terms, among others:

●      Interest Rate: L + 11.00% (LIBOR floor of 1.00%).

●     Upfront Fee:  3.0% of the aggregate principal amount of the New Money DIP Commitments, which shall be structured as original issue discount and due and payable on the funding of the initial draw and the delayed draw amounts based on the amount of the commitments utilized on such draws.

●     Exit Fee:  1.0% of the aggregate principal amount of the New Money DIP Commitments, payable upon the Plan Effective Date of the Plan to the DIP Lenders (or to their affiliates, or any affiliated investment funds, investment vehicles, or entity that is managed, advised or sub-advised by such DIP Lender or such affiliate) on a pro rata basis in the form of New Common Equity issued at a 35% discount to the Stated Equity Value[2] (the “DIP Exit Fee”), subject to dilution for the Management Incentive Plan and as further described in Exhibit C hereto; provided, however, that, upon the occurrence of an event of default under the DIP Credit Agreement or upon repayment of the DIP Loans in full and termination of all New Money DIP Commitments without the occurrence of the Plan Effective Date, the DIP Exit Fee will be immediately payable in cash in an amount equal to $2 million.

●     Put Option Premium:  5.0% of the aggregate principal amount of the New Money DIP Commitments, payable upon the Plan Effective Date of the Plan in the form of New Common Equity issued at a 35% discount to the Stated Equity Value (the “DIP Put Option Premium” and, together with the DIP Exit Fee, the “DIP Payments”), subject to dilution for the Management Incentive Plan and as further described in Exhibit C hereto, and payable solely to the Backstop DIP Lenders (or to their affiliates, or any affiliated investment funds, investment vehicles or entity that is managed, advised or sub-advised by such Backstop DIP Lender or such affiliate) ratably based on their New Money DIP Commitments; provided, however, that, upon the occurrence of an event of default under the DIP Credit Agreement or upon repayment of

[2]
“Stated Equity Value” means equity value based on a total enterprise value of $500 million, as agreed by the Required First Lien Lenders and the Required Second Lien Noteholders; provided, however, that to the extent the valuation analysis prepared by the Jefferies LLC, investment banker to the Company, attached as an exhibit to the Disclosure Statement (the “Valuation Analysis”) (which, for the avoidance of doubt, shall in all instances be calculated as if the Company’s balance sheet will have no capitalized sale-leaseback obligations pro forma for the restructuring transactions, regardless of the ultimate accounting treatment for such obligations) differs from the Stated Equity Value, such Valuation Analysis must be acceptable to the Required First Lien Lenders in their sole and absolute discretion.

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the DIP Loans in full and termination of all New Money DIP Commitments without the occurrence of the Plan Effective Date, the DIP Put Option Premium will be immediately payable in cash in an amount equal to $10 million.

●     Delayed Draw Term Loan Commitment Fee:  1.0% per annum of the aggregate commitment to fund the Delayed Draw DIP Term Loans.

●    Covenants:  Reporting requirements, affirmative covenants, and negative covenants customarily found in loan documents for similar debtor in possession financings and other reporting requirements and covenants to be agreed, including (i) cumulative capital expenditures, (ii) minimum liquidity, and (iii) a budget variance test.

●     Milestones:  To be consistent with the milestones set forth in the Restructuring Support Agreement.

●     Use of Proceeds: Proceeds of the New Money DIP Loans will be used in accordance with the terms of the DIP Facility Documents, including the DIP Budget, including, without limitation: (A) to pay all fees due to DIP Lenders as provided under the DIP Facility, including professional fees and expenses (including legal, financial advisor, appraisal, and valuation-related fees and expenses) incurred by DIP Lenders as provided therein, including those incurred in connection with the preparation, negotiation, documentation, and court approval of the DIP Facility; and (B) to provide working capital and for other general corporate purposes of the Debtors.

Certain members of the Ad Hoc Groups set forth on Exhibit A of this Term Sheet (collectively, on behalf of themselves or certain (i) of their affiliates or their affiliated investment funds, or (ii) investment funds, accounts, vehicles, or other entities that are managed, advised or sub-advised by a member of the Ad Hoc Groups or their affiliates, the “Backstop DIP Lenders”) will agree to backstop the New Money DIP Commitments on a several, not joint and several, basis, in the percentages set forth on Exhibit A of this Term Sheet.  Backstop DIP Lenders having backstop commitments of more than 60% of the New Money DIP Commitments shall be referred to herein as the “Required Backstop DIP Lenders”.

The New Money DIP Commitments will be allocated as follows:

(i)   92.75% of the aggregate New Money DIP Commitments shall be allocated to Consenting First Lien Lenders as follows: (a) 46.375% of the New Money DIP Commitments to the Backstop DIP Lenders pro rata based on each such lender’s share of First Lien Claims relative to the First Lien Claims of all Backstop DIP Lenders; and (b) 46.375% to all participating Consenting First Lien Lenders (which, for the avoidance of doubt, includes any Backstop DIP

6

Lenders) pro rata based on each such lender’s First Lien Claims; and

(ii)  7.25% of the aggregate New Money DIP Commitments shall be allocated to Consenting Second Lien Noteholders as follows: (a) 3.625% of the New Money DIP Commitments to the Backstop DIP Lenders pro rata based on each such lender’s share of Second Lien Claims relative to the Second Lien Claims of all Backstop DIP Lenders; and (b) 3.625% to participating Consenting Second Lien Noteholders (which, for the avoidance of doubt, includes any Backstop DIP Lenders) pro rata based on each such lender’s Second Lien Claims.

First Lien Exit Facility; Syndication; the Backstop Commitment Agreement
“First Lien Exit Facility” means a new senior secured first-priority term loan facility in an aggregate principal amount up to $225 million to be funded as set forth below (the loans advanced thereunder, the “First Lien Exit Loans” and the holders of such loans, the “First Lien Exit Facility Lenders”).

The First Lien Exit Facility will be issued by Reorganized Foresight or a subsidiary thereof, as borrower, and guaranteed by each of the other Reorganized Debtors. The First Lien Exit Facility will be in form and substance acceptable to the Company, the Required First Lien Lenders and Required Exit Backstop Parties (as defined herein) and will have the following terms, among others:

●     Interest Rate:  L + 8.00% (LIBOR floor of 1.50%), payable in cash.

●     Exit Equity Component:  The First Lien Exit Facility Lenders (or their affiliates, or any affiliated investment funds, investment vehicles, or entity that is managed, advised or sub-advised by such First Lien Exit Facility Lender or such affiliate) will receive their pro rata share (based on their respective percentage of First Lien Exit Loans) of 9.90% of the New Common Equity issued and outstanding on the Plan Effective Date and as further described on Exhibit C (the “Exit Equity Component”), subject to dilution for the Management Incentive Plan.

●     Tenor:  7 years.

●     Call Protection:  None.

●     Use of Proceeds:  Proceeds of the First Lien Exit Facility will be used to refinance, on the Plan Effective Date, the outstanding obligations under the DIP Facility as of the Plan Effective Date and the balance to fund general working capital and for other general corporate purposes after the Plan Effective Date on terms to be mutually agreed.

●     Ratings:  The Debtors will use commercially reasonable efforts to timely procure a public rating (but no specific rating) for the First

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Lien Exit Loans from Moody’s Investors Service, Inc. within thirty (30) days of the Plan Effective Date.

Eligible holders of First Lien Claims and Second Lien Claims shall have the opportunity to participate (the “Opportunity”) in the First Lien Exit Facility as follows:

(i)   50% of the aggregate principal amount of First Lien Exit Loans shall be funded by the Exit Backstop Parties (as defined below) as part of the Direct Debt Placement (as set forth, and defined, below); and

(ii)  the remaining 50% of the aggregate principal amount of the First Lien Exit Loans (the “Syndication Amount”) shall be allocated as follows:

(a)       92.75% of the Syndication Amount will be available to eligible holders of First Lien Claims, pro rata based on such holders’ First Lien Claims (which shall include the Exit Backstop Parties) (the “First Lien Syndication”); and

(b)        7.25% of the Syndication Amount will be available to eligible holders of Second Lien Claims, pro rata based on such holders’ Second Lien Claims (which shall include the Exit Backstop Parties) (the “Second Lien Syndication” and, together with the First Lien Syndication, the “Syndication”).

The Opportunity will be conducted on the terms and conditions to be set forth in the syndication procedures and related documentation, which procedures and documentation shall be acceptable to the Required Exit Backstop Parties.

The Opportunity will be backstopped on a several, and not joint and several, basis by certain members of the Ad Hoc Groups as set forth on Exhibit B to this Term Sheet (collectively, on behalf of themselves or certain (i) of their affiliates or their affiliated investment funds, or (ii) investment funds, accounts, vehicles, or other entities that are managed, advised or sub-advised by a member of the Ad Hoc Groups or their affiliates, the “Exit Backstop Parties” and, the Exit Backstop Parties providing more than 60% of the commitments to backstop the Syndication Amount, the “Required Exit Backstop Parties”) pursuant to the terms of a commitment agreement (the “Backstop Commitment Agreement”), which will be in form and substance acceptable to the Company, the Required Exit Backstop Parties, and in the amounts set forth in, a schedule attached to the Backstop Commitment Agreement (the backstop commitments, the “Exit Backstop Commitments”), in each case subject to negotiation and execution of definitive documentation, and following receipt of all necessary internal approvals.

For the avoidance of doubt (i) the First Lien Syndication shall be backstopped solely by those Exit Backstop Parties holding First Lien Claims (in such capacity, the “First Lien Exit Backstop Parties”) pro rata based on such First Lien Claims and (ii) the Second Lien Syndication shall

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be backstopped solely by those Exit Backstop Parties holding Second Lien Claims (in such capacity, the “Second Lien Exit Backstop Parties”) pro rata based on such Second Lien Claims.

To the extent required as evidentiary support, the Company will seek authority to file the Backstop Allocation Schedule under seal or in redacted form in the Backstop Commitment Agreement, including in any filing with the Bankruptcy Court.

As consideration for the commitments of the Exit Backstop Parties, and whether or not the Exit Backstop Parties are required to fund the backstopped portion of the First Lien Exit Loans, under the terms of the Backstop Commitment Agreement, each Exit Backstop Party will receive, based on its individual Exit Backstop Commitments and Direct Debt Commitments (as defined below), its pro rata share of a premium (the “Exit Put Option Premium” and, together with the Exit Equity Component, the “Exit Equity Issuances”), which will consist of a put option premium equal to 6.00% of the aggregate principal amount of Exit Backstop Commitments and Direct Debt Commitments.  The Exit Put Option Premium will be payable in the form of New Common Equity at a 35% discount to Stated Equity Value, and as further described on Exhibit C hereto.

Categories of holders of New Common Equity as of the Plan Effective Date (subject to dilution from New Common Equity issued in connection with the Management Incentive Plan) will be as set forth on Exhibit C to this Term Sheet.

Direct Debt Placement
Pursuant to the Backstop Commitment Agreement, the Exit Backstop Parties will on a several, and not joint and several, basis, purchase in a direct private placement (the “Direct Debt Placement” and the commitments thereunder, the “Direct Debt Commitment”) an amount equal to 50% of the aggregate principal amount of the First Lien Exit Loans (the “Direct Debt Placement Amount”), allocated as follows: (i) 92.75% of the Direct Debt Placement Amount to the First Lien Exit Backstop Parties, pro rata based on such parties’ First Lien Claims; and (ii) 7.25% of the Direct Debt Placement Amount to the Second Lien Exit Backstop Parties, pro rata based on such parties’ Second Lien Claims.  The Direct Debt Commitment will close concurrently with the closing of the Opportunity and the consummation of the Plan.

New Common Equity	“New Common Equity” means the equity securities of Reorganized Foresight to be issued upon consummation of the Restructuring.

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Treatment of Claims Against and Interests in the Debtors
On the Plan Effective Date, each holder of an allowed claim or interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s allowed claim or interest, except to the extent different treatment is agreed to by the applicable parties.

DIP Facility Claims
The claims under the DIP Facility will either be, at the election of each DIP Lender, (i) paid in full in cash and, solely with respect to the DIP Payments, to the extent the DIP Payments are paid in New Common Equity, New Common Equity, or (ii) such other treatment acceptable to such DIP Lender.

Administrative Expense Claims
Except to the extent a holder of an allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an allowed Administrative Expense Claim will receive cash equal to the full unpaid amount of such allowed Administrative Expense Claim, which payments shall be made in the ordinary course of business or on the later of the Plan Effective Date and the date on which such claim becomes an allowed claim (or as soon as reasonably practicable thereafter).

Priority Tax Claims
Except to the extent a holder of an allowed Priority Tax Claim agrees to less favorable treatment, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, each holder of an allowed Priority Tax Claim will receive, at the Debtors’ option and subject to the consent of the Required First Lien Lenders, either (i) cash equal to the allowed amount of such claim on the later of the Plan Effective Date and the date such claim becomes due and owing (or as soon as reasonably practicable thereafter) or (ii) through equal annual installment payments in cash, of a total value equal to the allowed amount of such claim, over a period ending not later than five years after the Petition Date.

Class 1: Other Secured Claims
Except to the extent that a holder of allowed Other Secured Claim[3] agrees to less favorable treatment, each holder of an allowed Other Secured Claim will, in the Debtors’ discretion, with the consent of the Required First Lien Lenders, (i) be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of such claim to demand or to receive payment prior to the stated maturity of such allowed Other Secured Claim from and after the occurrence of a default, (ii) receive cash in an amount equal to such allowed Other Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, or (iii) receive the collateral securing its allowed Other Secured Claim on the later of the Plan Effective Date and the date such Other Secured Claims becomes an allowed claim or as soon thereafter as reasonable practicable.

[3]	“Other Secured Claim” means any secured claim against any Debtor other than: (i) First Lien Claims; (ii) Second Lien Claims; or (iii) the DIP Facility Claims.
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Class 2: Other Priority Claims
Except to the extent a holder of an allowed Other Priority Claim agrees to less favorable treatment, each holder of an allowed Other Priority Claim will receive cash equal to the allowed amount of such claim on the later of the Plan Effective Date and the date on which such claim becomes an allowed Claim (or as soon as reasonably practicable thereafter).

Class 3: First Lien Claims
Allowance: The First Lien Claims shall be allowed as secured claims in the aggregate amount of no less than $918,930,135.46 (which amount shall, subject to entry of the Final DIP Order, be reduced by the amount of the Roll-Up DIP Loans) against each of the Debtors that are obligors under the First Lien Credit Agreement.

Treatment: Each holder of an allowed First Lien Claim will receive its pro rata share of 92.75% of the New Common Equity outstanding on the Plan Effective Date, subject to the Equity Dilution, as described on Exhibit C.

Class 4: Second Lien Claims
Allowance:  The Second Lien Claims shall be allowed in the aggregate amount of no less than $472,121,609.38 million against each of the Debtors that are obligors under the Second Lien Indenture.

Each holder of an allowed Second Lien Claim will receive its pro rata share of 7.25% of the New Common Equity outstanding on the Plan Effective Date, subject to the Equity Dilution, as described on Exhibit C.

Class 5: General Unsecured Claims
If Class 5 General Unsecured Claims votes to accept the Plan, each holder of an allowed General Unsecured Claim[4] will receive its pro rata share of the Accepting Unsecured Claims Cash Pool.

If Class 5 General Unsecured Claims votes to reject the Plan, each holder of an allowed General Unsecured Claim will receive its pro rata share of the Rejecting Unsecured Claims Cash Pool.

Notwithstanding the foregoing, a convenience class may be established under the Plan pursuant to section 1122 of the Bankruptcy Code (with such Plan provision being acceptable to the Required First Lien Lenders) to provide distributions up to an aggregate amount of cash to be specified under the Plan.

Class 6: Intercompany Claims
All claims held by a Debtor or affiliate thereof in any other Debtor or affiliate (an “Intercompany Claim”), will be, at the option of the Required First Lien Lenders and the Company, either (a) reinstated or (b) cancelled without any distribution on account of such Intercompany Claims.

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“General Unsecured Claim” means any claim (other than an Administrative Expense Claim, DIP Facility Claim, Other Secured Claim, Priority Tax Claim, Other Priority Claim, First Lien Claim, Second Lien Claim, or Intercompany Claim) against one or more of the Debtors including (a) Claims arising from the rejection of unexpired leases or executory contracts to which a Debtor is a party and (b) Claims arising from any litigation or other court, administrative, or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by, a Debtor related thereto.

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Class 7: Intercompany Interests
All equity interests held by a Debtor in any other Debtor will be, at the option of the Required First Lien Lenders and the Company, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

Class 8: Existing Interests	Existing Interests[5] will be cancelled and will be of no further force or effect. Holders of Existing Interests will receive no recovery on account of such interests.
Other Terms of the Restructuring
Definitive Documents
The material documents implementing the Restructuring (collectively, the “Definitive Documents”) shall be consistent with this Term Sheet and the Restructuring Support Agreement and otherwise acceptable to the Company, the Required First Lien Lenders and, solely with respect to the economic treatment provided on account of the Second Lien Claims, reasonably acceptable to the Required Second Lien Lenders.

Executory Contracts and Unexpired Leases
In connection with the Plan, the Debtors shall seek to reject, pursuant to, inter alia, section 365 of the Bankruptcy Code, those executory contracts and unexpired leases that may be mutually agreed upon by the Debtors and the Required First Lien Lenders and set forth on a schedule to be included in the Plan Supplement (the “Rejection Schedule”).  As of and subject to the occurrence of the Plan Effective Date, all executory contracts and unexpired leases to which the Debtors are party shall be deemed assumed unless such executory contract or unexpired lease (a) was previously assumed or rejected pursuant to a final order of the Bankruptcy Court, (b) is specifically listed on the Rejection Schedule, or (c) is the subject of a separate motion filed by a Debtor, with the reasonable consent of the Required First Lien Lenders, for assumption or rejection under section 365 of the Bankruptcy Code.

The Debtors shall use commercially reasonable efforts to provide the Ad Hoc Groups and their advisors with all reasonable information needed to analyze a decision to assume or reject an executory contract or unexpired lease, and the Debtors will not make any such decision without first obtaining the consent  of the Required First Lien Lenders.

Insurance Policies
All insurance policies and contracts for directors’ and officers’ liability maintained by the Debtors, including any directors’ and officers’ “tail policy” (collectively, the “D&O Liability Insurance Policies”) shall be treated as if they were executory contracts that are assumed under the Plan.  Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall

[5]
“Existing Interests” means, collectively, all equity and voting interests in FELP and GP LLC (including common units, general partner interests, subordinated units, warrants, and options to purchase equity interests) and all incentive distribution rights in FELP and GP LLC

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be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no proof of claim need be filed.

The Debtors or the Reorganized Debtors, as the case may be, shall maintain their director and officers insurance policies and their employment practices liability policies providing coverage for those insureds currently covered by such policies for the remaining term of such policies and shall maintain runoff policies or tail coverage under policies in effect as of the Plan Effective Date for a period of six (6) years after the Plan Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, causes of action, or proceedings against such insureds in at least the scope and amount as currently maintained by the Debtors.

Affiliate Agreements
The Company shall amend and restate the Company’s contracts and any other arrangements or enter into new agreements with (a) Murray Energy Corporation and its direct and indirect subsidiaries (collectively “Murray Energy”), including, without limitation, Murray American Coal, Inc., American Energy Corporation, Consolidated Land Company, Javelin Global Commodities (UK) Ltd, and The American Coal Sales Company (collectively, the “Murray Contracts”), (b) Foresight Reserves, LP and its direct and indirect subsidiaries, including, without limitation, New River Royalty, LLC, Ruger Coal Company, LLC, and Colt LLC (collectively, the “Cline Contracts”), and (c) any other affiliated entity or entity that the Company has previously considered a related party, including, without limitation, Natural Resource Partners LP and its direct and indirect subsidiaries, including HOD, LLC, WPP, LLC, Williamson Transport, LLC, and Williamson Track, LLC (collectively, and, together with the Murray Contracts and the Cline Contracts, the “Renegotiated Contracts/Leases”) in a manner acceptable to the Required First Lien Lenders.

The Company shall obtain the transfer of permits, the replacement of associated bonding and post-closing operation of each of the mines that is managed pursuant to any Affiliate Contract or with any non-debtor party to the extent the relevant Affiliate Contract or agreement with a third party is not amended and restated to ensure, or does not otherwise ensure, continuance of such permits, bonding, or post-closing operation.

Conditions Precedent to Consummation of the Plan
The occurrence of the Plan Effective Date of the Plan shall be subject to the satisfaction of each of the following conditions precedent (each of which may not be waived without the consent of the Company, the Required First Lien Lenders and, solely with respect to the waiver of any condition precedent that adversely impacts the economic treatment provided on account of Second Lien Claims, the Required Second Lien Lenders, such consent not be unreasonably conditioned, delayed, or withheld):

(a)  The Bankruptcy Court will have entered the Confirmation Order, in form and substance reasonably acceptable to the Company, the

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Required First Lien Lenders and the Required Exit Backstop Parties and such Confirmation Order becomes a final order not subject to a stay, appeal or motion for reconsideration.

(b)  The conditions precedent to funding of the First Lien Exit Facility will have been satisfied or will be satisfied contemporaneously with the occurrence of the Plan Effective Date.

(c)  The New Common Equity will have been issued.

(d)  The Plan, the Definitive Documents, and all documents contained in any Plan supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, will have been executed and/or effectuated, in form and substance consistent in all respects with the Restructuring Support Agreement, the Backstop Commitment Agreement, and otherwise  acceptable to the Company, the Required First Lien Lenders and the Required Exit Backstop Parties, as applicable, and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement or the Backstop Commitment Agreement.

(e)  The Renegotiated Contracts/Leases will have been amended and restated in a manner acceptable to the Company and the Required First Lien Lenders.

(f)  The Restructuring Support Agreement and the Backstop Commitment Agreement are in full force and effect, all conditions will have been satisfied thereunder, and there will be no breach that would, after the expiration of any applicable notice or cure period, give rise to a right to terminate the Restructuring Support Agreement or the Backstop Commitment Agreement (as applicable).

(g)  No court of competent jurisdiction or other competent governmental or regulatory authority will have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, or prohibiting, in a material respect, the consummation of the Plan, the Restructuring, the Restructuring Support Agreement, the Backstop Commitment Agreement, or any of the Definitive Documents contemplated thereby.

(h)  The Debtors will have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring.

(i)   The Debtors will have paid all fees and expenses as set forth in the Restructuring Support Agreement and the Backstop Commitment Agreement.

Tax Structuring	The manner of implementing the Restructuring and the identity and tax characterization of Reorganized Foresight shall be determined by the

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Required First Lien Lenders, and shall be reasonably acceptable to the Company.
Restructuring Fees and Expenses
As set forth in the Restructuring Support Agreement, the Company shall pay the reasonable fees and expenses of the Ad Hoc Groups in connection with the Restructuring, including, but not limited to, the reasonable and documented fees and disbursements of (i) Akin Gump Strauss Hauer & Feld LLP, (ii) Lazard Frères & Co. LLC., (iii) Thompson Coburn LLP, (iv) Milbank LLP, (v) Perella Weinberg Partners LP., and (vi) Bryan Cave Leighton Paisner LLP.

Corporate Governance of the Reorganized Debtors
Corporate Governance
Corporate governance for the Reorganized Debtors, including charters, bylaws, operating agreements, shareholder or stockholder agreements, registration rights agreements, or other organizational or formation documents, as applicable, the corporate form of Reorganized Foresight and the  structure, size, and composition of the new board of directors/managers of Reorganized Foresight (the “New Board”) will be determined by the Required First Lien Lenders, with the reasonable consent of the Required Second Lien Noteholders, and will be consistent with section 1123(a)(6) of the Bankruptcy Code.

The initial New Board will consist of five (5) directors, as follows:

-      Robert D. Moore shall serve as the chairman;
-      Funds and/or accounts affiliated with, or managed and/or advised by GoldenTree Asset Management LP and Davidson Kempner Capital Management LP shall each be entitled to appoint one (1) director; and
-      Required First Lien Lenders shall be entitled to appoint two (2) independent directors in consultation with Robert D. Moore.

Additionally, any holder of more than 10% of the pro forma New Common Equity (prior to dilution for the Management Incentive Plan) shall be entitled to observer rights.

Employment Agreements; Other Compensation Programs
The Plan will provide that Reorganized Foresight will (a) assume certain employment and retention agreements, incentive plans, and compensation and severance plans to be determined by the Company with the reasonable consent of the Required First Lien Lenders, and (b) honor all obligations related thereto.

Management Incentive Plan
The New Board will adopt a management incentive plan reserving up to 10% of the New Common Equity (the “Management Incentive Plan”), with the initial grant being determined by the Required First Lien Lenders in consultation with (i) a compensation consultant reasonably acceptable to the Required First Lien Lenders and (ii) the Chief Executive Officer of the Company, with subsequent grants to be determined by the New Board.

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General Provisions Regarding the Restructuring
Restructuring Transactions
The Confirmation Order will be deemed to authorize, among other things, all actions as may be necessary or appropriate, consistent with the Restructuring Support Agreement, to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan with the consent of the Required First Lien Lenders  and, solely with respect to the treatment provided on account of the Second Lien Claims, the Required Second Lien Lenders.

The Debtors may through the Restructuring streamline or simplify their organizational structure including by dissolving or merging certain entities with the consent of the Required First Lien Lenders.

Cancellation of Notes, Instruments, Certificates, and Other Documents
On the Plan Effective Date, except to the extent otherwise provided in this Term Sheet, the Restructuring Support Agreement, or the Plan, all notes, instruments, certificates, and other documents evidencing claims or interests, including credit agreements and indentures, shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Releases
The Plan shall provide for customary releases of all Claims among: (a) the Debtors and the Reorganized Debtors; (b) the Facilities Agent; (c) the Term Agent; (d) the Second Lien Indenture Trustee, (e) the Ad Hoc First Lien Group; (f) the Consenting First Lien Lenders; (g) the Ad Hoc Crossover Group; (h) the Consenting Second Lien Noteholders; (i) the DIP Agent; (j) the DIP Lenders; (k) the Exit Backstop Parties; and (l) with respect to each of the foregoing entities in clauses (a) through (l) such entity and its Related Persons (such entities in the foregoing clauses (a) through (l), to the extent providing a release under the Plan, each a “Releasing Party”, and to the extent being released under the Plan, each a “Released Party”).[6]

The releases to be set forth in the Plan shall include releases of each Released Party from any Claims or Causes of Action, including any derivative claims asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates or affiliates or that each other Releasing Party, as applicable, would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claims or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring discussions, the purchase, sale, or rescission of the purchase or sale of any

[6]
“Related Persons” with respect to an entity shall mean that entity’s current and former affiliates, and such entities’ and their current and former affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), managed or advised accounts, funds or other entities, affiliated investment funds or investment vehicles, investment advisors, sub-advisors or managers, predecessors, successors and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

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Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any released party (including any Released Party), the Chapter 11 Cases and any related adversary proceedings, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Backstop Commitment Agreement, the Disclosure Statement, the Plan, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the foregoing, or upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Plan Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Plan Effective Date obligations of any party or entity under the Plan, any post-Plan Effective Date transaction contemplated by the Restructuring, or any document, instrument, or agreement executed to implement the Plan or (b) any individual from any claim related to an act or omission that is determined in a final order by a court competent jurisdiction to have constituted willful misconduct, fraud or gross negligence.

The Plan shall provide for releases to the Debtors and Reorganized Debtors, together with all of their Related Persons, of all Claims and causes of action that could be asserted against, or in any way relating to, or arising out of (i) any Debtor, the Reorganized Debtors, their businesses, or their property, (ii) the Chapter 11 Cases, (iii) the formulation, preparation, negotiation, dissemination, implementation, administration, or consummation of the Plan, or (iv) any other act or omission in connection with the Chapter 11 Cases.

Exculpation
The Plan shall provide certain customary exculpation provisions, which shall include a full exculpation from liability in favor of (a) the Debtors and the Reorganized Debtors; (b) the Facilities Agent; (c) the Term Agent; (d) the Ad Hoc First Lien Group; (e) the Consenting First Lien Lenders; (f) the Ad Hoc Crossover Group; (g) the Consenting Second Lien Noteholders; (h) the DIP Agent; (i) the DIP Lenders; (j) the Exit Backstop Parties; and (k) the Related Persons of all of the foregoing parties from any and all claims and causes of action arising on or after the Petition Date and any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the Debtors, with the sole exception of willful misconduct, fraud, or gross negligence.

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Non-Severability
Each of the provisions of this Term Sheet is integrated with and integral to the whole and shall not be severable from the remainder thereof. In the event that any provision of this Term Sheet or the Restructuring Support Agreement is determined to be illegal or unenforceable, then any of the parties hereto or to the Restructuring Support Agreement may, in their sole discretion, by written notice to the other parties hereto and thereto, declare this Term Sheet and the Restructuring Support Agreement null and void, whereupon the obligations of the parties (other than to effectuate such rescission and unwind) shall immediately and automatically terminate.

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